Exhibit 99.1
CONTACTS:

ROBERT R. FREEMAN	GLORIA LEE
CHIEF FINANCIAL OFFICER	INVESTOR RELATIONS
SILICON IMAGE, INC.	SILICON IMAGE, INC.
PHONE: 408-616-1571	PHONE: 408-962-4282
FAX: 408-830-9531	FAX: 408-830-9531
SILICON IMAGE REPORTS FOURTH QUARTER AND 2005 FINANCIAL RESULTS
SUNNYVALE, Calif., February 16, 2006 – Silicon Image, Inc. (Nasdaq: SIMG), the leader in the secure distribution, presentation and storage of high-definition content, today reported financial results for its fourth quarter and the year ended December 31, 2005.
•	Total revenues for the fourth quarter were $61.4 million, an increase of 10% from $56.0 million in the third quarter of 2005 and an increase of 33% from $46.1 million in the fourth quarter of 2004. Revenue for the year 2005 of $212.4 million increased $39.2 million or 23% from revenue of $173.2 million in 2004.

•	Net income prepared in accordance with generally accepted accounting principles, or GAAP, for the fourth quarter was $12.6 million, or $0.15 per diluted share, an increase of $2.7 million from $9.9 million, or $0.11 per diluted share, in the third quarter of 2005 and an increase of $12.7 million from a net loss of $ 0.1 million, or $0.00 per diluted share in the fourth quarter of 2004. Net income for the fourth quarter includes a stock compensation expense of $0.9 million, as compared to a stock compensation benefit of $1.4 million in the third quarter of 2005 and a stock compensation expense of $10.1 million in the fourth quarter of 2004.

•	GAAP net income for the year ended December 31, 2005 was $49.5 million, or $0.57 per diluted share, an increase of $49.9 million from the net loss of $0.3 million in 2004. The net income in 2005 includes a tax provision of $6.7 million.

•	Non-GAAP (1) net income for the fourth quarter was $13.8 million, or $0.16 per diluted share, compared to $8.7 million, or $0.10 per diluted share in the prior quarter, and $10.3 million, or $0.12 per diluted share in the same period in 2004.

•	Non-GAAP net income for the year ended December 31, 2005 was $40.9 million, or $0.47 per share, an increase of $8.0 million, or 24 percent from the non-GAAP net income of $32.9 million in 2004. Both the GAAP net income and the non-GAAP net income in 2005 include a tax provision of $6.7 million. The 2005 tax provision includes a non-cash charge of $5.4 million associated with stock option exercises.

•	Cash, cash equivalents and short- term investments at December 31, 2005 were $151.6 million, up $58.1 from $93.5 million at December 31, 2004.
“In 2005, Silicon Image delivered 23% top line growth and bottom line non-GAAP growth of 24% over 2004. Our focus on the storage, distribution and presentation of High Definition content is at the center of an unprecedented build out of digital products for the home and mobile environment. We are entering

2006 with strong market momentum for HDMI and expect to drive greater innovation in, and convergence between CE, PC and storage products as they address consumer market demand” stated Steve Tirado, President and Chief Executive Officer of Silicon Image.
“The Company’s continuing positive earnings performance has generated positive operating cash flow, increasing cash equivalents and short term investments by $17 million in the quarter, resulting in over $151.6 million at December 31, 2005,” added Robert Freeman, Chief Financial Officer.
Other highlights:
•	Consumer Electronics revenue was a record $36.4 million in the fourth quarter, up 51% year-over-year and 7% sequentially. Proliferation of HDMI in multiple end-applications drove growth.

•	HDMI adoption grew to 313, an increase of 23 from 290 in the third quarter of 2005.

•	Personal Computers revenue was $14.3 million in the fourth quarter, up 31% year-over-year and 18% sequentially. Strong interest in DVI and HDMI on leading edge desktops and notebooks drove growth.

•	Storage revenue was $10.6 million in the fourth quarter, down 4% year-over-year and up 9% sequentially.

•	Revenue from development, licensing and royalties was $6.0 million in the fourth quarter, up 47% year-over-year and 8% sequentially.

•	William J. Raduchel, distinguished IT veteran and former CTO of AOL-Time Warner, joined the Silicon Image board.

•	Dale Zimmerman, former general manager for DLP TV at Texas Instruments, was appointed Vice President of Worldwide Marketing and

•	Peter Rado was named Vice President of Worldwide Operations and Quality.
(1)	Silicon Image reports net income and basic and diluted net income per share in accordance with GAAP and supplementally on a non-GAAP basis for informational purposes only. Silicon Image’s presentation of non-GAAP financial information excludes certain charges related to acquisitions, including expenses for amortization of intangible assets recorded in connection with our acquisitions; stock-based compensation expense, including the expense (benefit) associated with stock option modifications, including repricing, and certain stock options issued to employees of acquired companies and to non-employees in exchange for services; and gains or losses on strategic investments including the gain (loss) related to warrants and stock received by the company from a transaction involving the licensing of certain of our intellectual property. Reconciliations of GAAP net income (loss) to non-GAAP net income for the three months and years ended December 31, 2005 and 2004 are included in the financial statements portion of this release. Silicon Image believes that non-GAAP reporting, giving effect to the adjustments shown in the attached reconciliation,

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provides meaningful information and therefore uses non-GAAP reporting to supplement its GAAP reporting and internally in evaluating operations, managing and monitoring performance, and determining bonus compensation. Silicon Image has chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of our operating results and to illustrate the results of operations giving effect to such non-GAAP adjustments. For instance, stock-based compensation expense (benefit) fluctuates based in large part on changes in our stock price. Management excludes this expense (benefit) when reviewing our cost of revenue and operating expenses because it fluctuates based on factors that are out of our control and are unrelated to our ongoing business operations, and because it does not consider this expense (benefit) to be relevant to an assessment of our ongoing operations. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.
The company will host a conference call at 2:00 p.m. Pacific time today to discuss its fourth quarter and 2005 results and business outlook. The call will be broadcast over the Internet and can be accessed on the investor relation site located at www.siliconimage.com. To access the conference call, dial (719) 457-2692 and enter pass code 6148177. A replay of the conference call will be available until midnight (PT), February 27, 2006. To access the replay, dial (719) 457-0820 or (888) 203-1112, and enter pass code 6148177.
The financial results included in this release are unaudited. The complete, audited financial statements of the company for the year ended December 31, 2005 will be included in Silicon Image’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on or about March 15, 2006.
About Silicon Image
Headquartered in Sunnyvale, Calif., Silicon Image, Inc. is a leader in the secure distribution, presentation and storage of high-definition content. Silicon Image creates and drives industry standards for digital content delivery such as DVI, HDMI and UDI, leveraging strategic partnerships with global leaders in consumer electronics and personal computing. Silicon Image offers robust, high-bandwidth semiconductors in the global PC/display, consumer electronics and storage arenas based on its innovative digital interconnect technology and has become one of the top ten IP licensing vendors in the world. For more information on Silicon Image, visit www.siliconimage.com.
Safe Harbor Statement
This news release contains forward-looking information within the meaning of federal securities regulations. These forward-looking statements include statements related to the build out of digital products for the home and mobile environment, market momentum for HDMI, and innovation in, and convergence between, CE, PC and storage products. These forward-looking statements involve risks and uncertainties, including those described from time to time in Silicon Image’s filings with the Securities and Exchange Commission (SEC) that could cause the actual results to differ materially from those anticipated by these forward-looking statements. In particular, the build out of digital products for the home and mobile environment, market momentum for HDMI, and innovation in, and convergence between, CE, PC and storage products, may differ materially from what is currently anticipated. In addition, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Factors Affecting Future Results” in the most recent Annual Report, Form 10-K or 10-Q filed by Silicon Image with the SEC. Silicon Image assumes no obligation to update this forward-looking information.

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SILICON IMAGE, INC.
 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

		Three Months Ended		Twelve Months Ended
		(unaudited)		(unaudited)

(In thousands, except per share amounts)	December 31, 2005	September 30, 2005	December 31, 2004	December 31, 2005	December 31, 2004

Revenue:
Product	$55,349	$50,443	$41,999	$193,923	$152,350
Development, licensing and royalties	6,008	5,559	4,073	18,476	20,809

Total revenue	61,357	56,002	46,072	212,399	173,159

Cost and operating expenses:
Cost of product revenue (1)	25,745	20,868	18,200	83,105	68,614
Research and development (2)	12,526	12,309	16,237	44,860	61,459
Selling, general and administrative (3)	11,187	7,754	11,696	31,764	42,702
Amortization of intangible assets	274	274	274	1,098	1,345

Total cost and operating expenses	49,732	41,205	46,407	160,827	174,120

Income (loss) from operations	11,625	14,797	(335)	51,572	(961)
Interest income and other, net	1,277	908	320	3,444	718
Gain (loss) on investment security	—	—	—	1,263	926

Income before provision for income taxes	12,902	15,705	(15)	56,279	683

Provision for income taxes	350	5,802	65	6,730	1,007

Net income (loss)	12,552	9,903	(80)	49,549	(324)

Net income per share – basic	$0.16	$0.12	$0.00	$0.63	$(0.00)
Net income per share – diluted	$0.15	$0.11	$0.00	$0.57	$(0.00)

Weighted average shares – basic	80,315	79,736	76,774	79,254	75,081
Weighted average shares – diluted	86,050	86,869	76,774	86,187	75,081

(1) includes stock compensation expense (benefit)	$24	$(252)	$886	$(1,383)	2,777
(2) includes stock compensation expense (benefit)	495	(655)	5,064	(3,851)	16,648
(3) includes stock compensation expense (benefit)	423	(540)	4,107	(3,297)	13,359

SILICON IMAGE, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME

		Three Months Ended		Twelve Months Ended
		(unaudited)		(unaudited)
(In thousands, except per share amounts)	December 31, 2005	September 30, 2005	December 31, 2004	December 31, 2005	December 31, 2004

GAAP Net income (loss)	$12,552	$9,903	$(80)	$49,549	$(324)

Non-GAAP adjustments:
Stock compensation expense (benefit) (1)	942	(1,447)	10,057	(8,531)	32,784
Amortization of intangible assets (2)	274	274	274	1,098	1,345
Gain on investment security (3)	—	—	—	(1,263)	(926)

Non-GAAP net income	$13,768	$8,730	$10,251	$40,853	$32,879

Non-GAAP net income per share – basic	$0.17	$0.11	$0.13	$0.52	$0.44
Non-GAAP net income per share – diluted	$0.16	$0.10	$0.12	$0.47	$0.38

Weighted average shares – basic	80,315	79,736	76,774	79,254	75,081
Weighted average shares – diluted	86,050	86,869	88,101	86,187	86,013

(1) This adjustment represents expense (benefit) associated with stock option modifications, including repricings, and certain stock options issued to employees of acquired companies and to non-employees in exchange for services. Stock-based compensation expense (benefit) fluctuates based in large part on changes in our stock price. Management excludes this expense (benefit) when reviewing our cost of revenue and operating expenses because it fluctuates based on factors that are out of our control and are unrelated to our ongoing business operations, and because it does not consider this expense (benefit) to be relevant to an assessment of our ongoing operations.
(2) This adjustment represents expenses for the amortization of intangible assets recorded in connection with our acquisitions. These ongoing expenses pertain to intangible assets that are not expected to be replaced when fully amortized, as might a depreciable tangible asset.
(3) This gain relates to warrants and stock received by the company from a transaction involving the licensing of certain of our intellectual property. These gains are infrequent and unusual, and reflect market and other conditions that are unrelated to our ongoing business operations.

SILICON IMAGE, INC.
 CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands)	December 31, 2005	December 31, 2004

Assets
Current assets:
Cash and short-term investments	$151,562	$93,520
Accounts receivable, net	30,141	19,417
Inventories	17,072	13,926
Prepaid expenses and other current assets	3,037	3,073

Total current assets	201,812	129,936
Property plant and equipment, net	9,613	9,494
Goodwill and intangible assets, net	13,606	14,704
Other assets	7,990	774

Total assets	$233,021	$154,908

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$13,373	$6,833
Debt and other current liabilities	22,465	16,034
Deferred margin on sales to distributors	13,771	9,962

Total current liabilities	49,609	32,829
Other liabilities	6,866	—

Total liabilities	56,475	32,829
Stockholders’ equity	176,546	122,079

Total liabilities and stockholders’ equity	$233,021	$154,908